        EXECUTION VERSION

(1) INSEEGO CORP.

- and -

(2) CONVERGENCE CTSA PROPRIETARY LIMITED

First Addendum
relating to
the share purchase agreement dated 24 February 2021

FIRST ADDENDUM relating to the share purchase agreement dated 24 February 2021

PARTIES:

(1)     INSEEGO CORP., a corporation incorporated in Delaware with registration number 6102479, which has its registered office at 108 West 13th Street, Wilmington, Delaware, United States of America and its corporate office at 9710 Scranton Road, Suite 200, San Diego, California, United States of America ("Seller"); and
(2)     CONVERGENCE CTSA PROPRIETARY LIMITED), a company incorporated in South Africa with registration number 2020/798225/07, which has its registered office at 2nd floor, 30 Jellicoe Avenue, Rosebank, Republic of South Africa ("Purchaser").
1.DEFINITIONS AND INTERPRETATION
1.1    In this First Addendum, unless the context indicates a contrary intention:
capitalised terms used in this First Addendum which are not defined herein shall bear the meanings ascribed to them in the Share Purchase First Addendum;
"Extension Letter" means the extension letter addressed by the Purchaser to the Seller dated 9 March 2021;
"First Addendum" means the first addendum contained in this document;
"Parties" means the Seller and the Purchaser and "Party" means any one of them as the context indicates;
"Share Purchase Agreement" means the share purchase agreement, relating to the sale and purchase of the entire issued share capital of the Company, entered into between the Parties on or about 24 February 2021; and
"Signature Date" means the date on which this First Addendum is signed by the Party signing last in time.
2.INTRODUCTION
2.1     The Seller and the Purchaser entered into the Share Purchase Agreement, in terms of which, inter alia, Purchaser will purchase, and the Seller will sell, the Sale Shares and Sale Claims, on the terms and subject to the conditions therein. The Share Purchase Agreement is subject to the fulfillment of a number of Suspensive Conditions.
2.2     The Seller and the Purchaser subsequently entered into the Extension Letter, in terms of which the Parties agreed to extend the date for satisfaction of the Suspensive Condition in clause 3.1.2 of the Share Purchase Agreement ("W&I Policy Condition"), with the effect that the Purchaser was required to satisfy the W&I Policy Condition by no later than 23h59 on 17 March 2021.
2.3     The Seller and the Purchaser wish to enter into this First Addendum to record (i) certain amendments to the Share Purchase Agreement; and (ii) a further extension of the Suspensive Condition in clause 3.1.2 of the Share Purchase Agreement on the terms, and to the extent, set out in this First Addendum.

AE/AE/411669/3/UKM/108850275.1 <#>

3.EXTENSION OF DUE DATE FOR SATISFACTION OF SUSPENSIVE CONDITION
In terms of clause 3.3 of the Share Purchase Agreement, the Parties hereby agree to further extend the date for satisfaction of the W&I Policy Condition, with the effect that the Purchaser shall be required to satisfy the W&I Policy Condition by no later than 23h59 on 18 March 2021 and clause 3.1.2 shall be deemed to be amended accordingly (subject to the further amendments as set out in clause 4.1 of this First Addendum).
4.AMENDMENTS TO SHARE PURCHASE AGREEMENT
In accordance with clause 21.4 of the Share Purchase Agreement, the Parties hereby agree to:
4.1     amend clause 3.1.2 of the Share Purchase Agreement by deleting the following sentence at the end of that clause after the words "entered into by the Purchaser":
"and having become unconditional in accordance with its terms (save for any condition in the Insurance Policy which relates to this Agreement becoming unconditional).";
4.2         delete clause 3.1.4 of the Share Purchase Agreement in its entirety and to replace it with the     following clause 3.1.4:
"3.1.4    [31 May 2021], the Seller having delivered to the Purchaser (i) the signed 2020 Accounts, and (ii) an unqualified audit opinion in relation to each set of accounts constituting the 2020 Accounts;";
4.3     delete paragraph 17.10 of Part 3 of Schedule 1 of the Share Purchase Agreement in its entirety and to replace it with the following paragraph 17.10:
"17.10     No licence for any Group IP licensed to a Group Company is currently being, or has at any time been, breached by a Group Company or the Seller or its Affiliates, to the Seller’s knowledge no circumstances exist that would give rise to any breach of any licence for such Group IP or to any such licence being terminated, suspended, varied or revoked without the relevant Group Company's consent, and the licences for any such Group IP will not be materially adversely affected by the entering into of the Agreement.";
4.4amend the Share Purchase Agreement by adding the following paragraph 28.5 of Part 3 of Schedule 1:
"28.5     No Group Company nor any member of the Seller Group has implemented any transfer pricing policy that is in breach of any Applicable Laws relating to transfer pricing or thin capitalisation, and to the Seller's knowledge, no Group Company is subject to any investigation by any Tax Authority for an inability to justify the calculation of maximum allowable debt under any such transfer pricing policy.";
4.5.amend the Share Purchase Agreement by adding the following paragraph 30.2 of Part 3 of Schedule 1:

SKM/UKDP/UKM/101676926.1 1

"30.2     During the Interim Period, and so far as the Seller is aware, no Group Company nor any member of the Seller Group is in breach of any of the Warranties.";
4.6.delete paragraph 3 (Restructuring) of Part 4 of Schedule 1 of the Share Purchase Agreement in its entirety;
4.7.delete paragraph 9 (Accounts) of Part 4 of Schedule 1 of the Share Purchase Agreement in its entirety and to replace it with the following paragraph 9:
"9.     Accounts
9.2    As at the date that they were prepared, and to the extent that the 2020 Accounts have been delivered in terms of clause 3.1.4, the 2020 Accounts were prepared in accordance with Applicable Laws and IFRS and otherwise on a basis substantially consistent with the statutory annual accounts of the relevant Group Company and with the consolidated financial statements of Ctrack Holdings Proprietary Limited for the previous two financial years.
9.4    As at the date that they were prepared, to the extent that the 2020 Accounts have been delivered in terms of clause 3.1.4, the 2020 Accounts give a true and fair view of the state of affairs of the relevant Group Company as a whole as at December 31, 2020.
9.5    As at the date that they were prepared, the Management Accounts:
9.5.1    were prepared in accordance with Applicable Laws and IFRS and otherwise on a basis substantially consistent with the management accounts of the relevant Group Company and with the management accounts of Ctrack Holdings Proprietary Limited for the previous two financial years; and
9.5.2    give a reasonably accurate view of the state of affairs of the relevant Group Company as a whole as at December 31, 2020;
9.6    To the extent that the 2020 Accounts have been delivered in terms of clause 3.1.4, the Management Accounts will not (as at the Signature Date) and do not (as at the Completion Date) materially differ from the 2020 Accounts.
9.7    All adjustments made to the Management Accounts to calculate the ‘pro-forma adjusted EBITDA’ of the Group, as outlined in Schedule 5, are valid, accurate and complete.
9.8    The information and documentation received by the Purchaser from the Seller or any Group Company (or their respective advisors, as applicable) required to prepare the Closing Accounts and the Closing Statement, give a true, accurate and fair view of the state of affairs of the each relevant Group Company as a whole, as at the Completion Date.
4.8.delete paragraph 28 (Tax) of Part 4 of Schedule 1 in its entirety and to replace it with the following paragraph 28:

SKM/UKDP/UKM/101676926.1 2

"28.     Tax
28.5    No Group Company nor any member of the Seller Group has implemented any transfer pricing policy that is in breach of any Applicable Laws relating to transfer pricing or thin capitalisation, and no Group Company is subject to any investigation by any Tax Authority for an inability to justify the calculation of maximum allowable debt under any such transfer pricing policy."; and
4.9.amend the Share Purchase Agreement by adding the following paragraph 30.2 of Part 4 of Schedule 1:
"30.2     During the Interim Period, and so far as the Seller is aware, no Group Company nor any member of the Seller Group is in breach of any of the Warranties.".
5.EFFECTIVE DATE
This First Addendum shall be effective as at the Signature Date.
6.PROVISIONS OF SHARE PURCHASE AGREEMENT
1Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this First Addendum, all of the remaining terms and conditions of the Share Purchase Agreement shall mutatis mutandis continue in full force and effect.
2Clause 1 (Definitions and Interpretation), Clause 17 (Confidentiality and Announcement), clause 18 (Dispute Resolution), clause 19 (Breach), clause 21 (General), clause 22 (Notices) and clause 23 (Governing Law) of the Share Purchase Agreement shall mutatis mutandis be incorporated and apply herein.
3To the extent that there is any conflict or inconsistency between the provisions of the Share Purchase Agreement and this First Addendum, the provisions of this First Addendum shall prevail to the extent of the conflict or inconsistency.
7.SIGNATURE
7.1This First Addendum is signed by the Parties on the dates and at the places indicated below.
7.2This First Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same First Addendum as at the date of signature of the Party last signing one of the counterparts.
7.3The persons signing this First Addendum in a representative capacity warrant their authority to do so.
7.4The Parties record that it is not required for this First Addendum to be valid and enforceable that a Party shall initial the pages of this First Addendum and/or have its signature of this First Addendum.

SKM/UKDP/UKM/101676926.1 3

Signed for and on behalf of INSEEGO CORP. on 17 March 2021 by:	Signature	/s/ Craig Foster

	Name (block capitals)	CRAIG FOSTER
Director/authorised signatory

SKM/UKDP/UKM/101676926.1 4

Signed for and on behalf of CONVERGENCE CTSA PROPRIETARY LIMITED on 17 March 2021 by:	Signature	/s/ Craig Wilson

	Name (block capitals)	CRAIG WILSON
Director/authorised signatory

SKM/UKDP/UKM/101676926.1 5